Exhibit 4(j)

                AMENDMENT TO LOAN AND WARRANT PURCHASE AGREEMENT
                                AND TO TERM NOTE

         THIS AMENDMENT TO LOAN AND WARRANT PURCHASE AGREEMENT AND TO TERM NOTE (this "Amendment") is made effective as of October 25, 1996, by and between SANDBOX ENTERTAINMENT CORPORATION, a Delaware corporation ("Sandbox"), which was formerly TRACER DESIGN, INC., an Arizona corporation (the "Predecessor"), and ____________________, whose address is _________________________________________
("Purchaser").

                                    RECITALS

         A. Pursuant to that certain Loan and Warrant Purchase Agreement dated as of October 25, 1995 (the "Loan and Warrant Purchase Agreement"), the Predecessor borrowed $_________ from Purchaser in consideration of the Predecessor issuing to Purchaser a warrant (the "Initial Warrant") to purchase __________ shares of the Class A Common Stock, $.001 par value of the Predecessor (the "Initial Warrant Shares") at an exercise price of $____ per share (after giving effect to certain subsequent stock splits and anti-dilutive adjustments, the Initial Warrant is currently a warrant to purchase ____________ shares of the Common Stock, $.001 par value of Sandbox (the "Common Stock") at an exercise price of $.80 per share), on the terms and subject to the conditions set forth in the Loan and Warrant Purchase Agreement.

         B. In connection with the Loan and Warrant Purchase Agreement, the Predecessor also gave Purchaser a Term Note dated as of October 25, 1995 in the principal amount of $_________ (the "Term Note"). Pursuant to its terms, the Term Note is due and payable in full on October 25, 1996.

         C. Sandbox wishes to amend the Term Note to, among other things, extend the maturity date an additional six (6) months and lower the interest rate for this extension period. Purchaser has agreed to such amendments to the Term Note in consideration of Sandbox issuing to Purchaser a new warrant to purchase 625 shares of Common Stock (the "New Warrant Shares") at an exercise price of $.80 per share, pursuant to a warrant in the form attached hereto as Exhibit A (the "New Warrant") on the terms and subject to the conditions of this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, Sandbox and Purchaser agree as follows:

         1. Incorporation by Reference. The terms and conditions of the Loan and Warrant Purchase Agreement, the Term Note and the Recitals above are incorporated by reference. Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Loan and Warrant Purchase Agreement.

         2. Issuance, Sale and Delivery of New Warrant. At the New Closing (defined in Section 3 hereto) Sandbox agrees to issue and deliver to Purchaser and Purchaser agrees to receive from Sandbox the New Warrant in consideration of Purchaser agreeing to the amendments contained herein.

         3. Closing. The issuance and delivery of the New Warrant shall take place at the offices of Sandbox as soon as possible on such date and at such time as is mutually agreed upon by the parties (such transaction being the "New Closing" and such date and time being the "New Closing Date"). At the New Closing Sandbox shall issue and deliver to Purchaser the New Warrant registered in the name of Purchaser and the Term Note shall be deemed amended as of October 25, 1996 as set forth herein.

         4. Representations and Warranties of Sandbox. Sandbox makes the same representations and warranties with respect to the issuance of the New Warrant and the New Warrant Shares as of the New Closing Date that were made by the Predecessor in Section 3 of the Loan and Warrant Purchase Agreement with respect to the Initial Warrant and the Initial Warrant Shares, with the following amendments:

                  (a) Organization and Standing; Charter and Bylaws. Sandbox is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware.

                  (b)  Capitalization.  The authorized  capital stock of Sandbox consists of: 2,000,000 shares of Series A Preferred Stock, $.001 par value, of which as of October 25, 1996 1,218,750 shares were issued and outstanding (Sandbox has approved that certain Sundance Stock Purchase Agreement, pursuant to which up to an additional 750,000 shares of Series A Preferred Stock will be issued); 10,000,000 shares of Common Stock, $.001 par value, of which 3,051,907 shares are issued and outstanding. Prior to the New Closing, Sandbox will have no equity securities issued or outstanding except those disclosed on Exhibit B attached hereto, which contains a list of all holders of capital stock of Sandbox and their respective share holdings. Except as disclosed on Exhibit B hereto, there are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which Sandbox is or may become obligated to issue any shares of its capital stock or other securities of Sandbox, except as contemplated by this Amendment and the Sundance Stock Purchase Agreement. Except for certain rights of first offer under that certain Investor Rights Agreement dated as of February 13, 1996 ("Investor Rights Agreement") between the Predecessor and certain investors, which have been waived, and in that certain Amended and Restated Stockholders' Agreement dated as of July 13, 1995 (the "Stockholders' Agreement") by and among the Predecessor and the Stockholders party thereto, a copy of which is attached as Exhibit III to the Note and Warrant Purchase Agreement, there are, and immediately upon consummation at the New Closing of the transactions contemplated hereby there will be, no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of Sandbox pursuant to any provision of law, the Certificate of Incorporation or Bylaws of Sandbox, or any agreement to which Sandbox is a party, or otherwise.

         5. Authorization to Close. Sandbox's obligation to issue the New Warrant is conditioned upon its receipt of a consent and waiver from the Investors that are parties to the Investors Rights Agreement in form and substance acceptable to such Investors and Sandbox.

         6. Representations and Warranties of Purchaser. Purchaser makes the same representations and warranties with respect to the issuance of the New Warrant and the New Warrant Shares that were made by Purchaser in Section 4 of the Loan and Warrant Purchase Agreement with respect to the Initial Warrant and Initial Warrant Shares. These representations include, without limitation, Purchaser's promise not to transfer the New Warrant or any interest therein without the prior written consent of Sandbox, and Purchaser's acknowledgment that in connection with the exercise of the New Warrant, any holder will be required as a condition to such exercise to become bound by and obligated under the Stockholders' Agreement for so long as it shall be in effect.

         7. Amendments to Term Note. At the New Closing, the Term Note shall be amended as of October 25, 1996 as follows:

                  (a) Extension of Maturity Date. The Term Note is no longer due and payable upon demand by Purchaser (the "Holder" as that term is defined under the Term Note); however, Sandbox will pay Purchaser all accrued interest through October 25, 1996 at the New Closing. The date upon which the entire indebtedness (principal and interest) evidenced by the Term Note shall be due and payable in full is extended from October 25, 1996 until April 25, 1997.

                  (b) Interest Rate. The interest rate for principal amounts under the Term Note shall be Ten Percent (10%) beginning as of October 25, 1996.

         8. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended or modified, and no provisions may be waived, without the written agreement of Sandbox and Purchaser.

         9. Counterparts. This Amendment may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which shall constitute one instrument.

         IN WITNESS WHEREOF, Sandbox and the Purchaser have executed this Agreement as of the day and year first above written.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

                [SIGNATURE PAGE TO AMENDMENT TO LOAN AND WARRANT
                      PURCHASE AGREEMENT AND TO TERM NOTE]


                                       SANDBOX:

                                       SANDBOX ENTERTAINMENT CORPORATION


                                       By: ___________________________________
                                           Chad Little
                                           Its President


                                       PURCHASER:


                                       _______________________________________

                                    EXHIBIT A

                               FORM OF NEW WARRANT

                                    EXHIBIT B

                             Capitalization Schedule
                                October 22, 1996

                          I. AUTHORIZED CAPITALIZATION

Total Common Stock, $.001 par value:                                  10,000,000
Total Series A Convertible Preferred Stock, $.001 par value:           2,000,000
                                                                      ----------

Total                                                                 12,000,000

                                 II. OUTSTANDING

                             A. Common Stockholders
                             ----------------------

         Name                                                   Shares
         ----                                                   ------

         Chad M. Little(1)                                    1,025,000
         James A. Layne(1)                                      737,500
         Lonnie A. Whittington(1)                               737,500
         Glenn Gomez                                            229,590
         R. Jon and Kristin Lavender Kailey                     125,015
         Frank X. Helstab                                       131,535
         Newtek Ventures II, L.P.                                65,767
                                                              ---------

         Total Common:                                        3,051,907

                       B. Series A Preferred Stockholders
                       ----------------------------------

         Wasatch Venture Corporation                            812,500
         Newtek Ventures II, L.P.                               375,000
         John M. Holliman III                                    31,250
                                                              ---------

         Total Series A Preferred:                            1,218,750

Total Common/Preferred Outstanding:                           4,270,657

-----------------
         (1) Little has the right to vote 250,000 shares held by Layne and 250,000 shares held by Whittington.

                           C. Common Stock Options(2)
                           --------------------------

                          Shares      Price
                          ------      -----
Name                      Optioned    Per Share  Vesting Schedule
----                      --------    ---------  ----------------

Donald Fairall            57,970      $.10       11,590 shares on 8/1/96, 8/1/97 and 8/1/98;
                                                 11,600 shares on 8/1/99 and 8/1/00

                          10,000      $.10       2,000 shares on 10/22/97, 10/22/98,
                                                 10/22/99, 10/22/00, and 10/22/01

Mike Turico               86,970      $.10       17,390 shares on 8/1/96, 8/1/97 and 8/1/98;
                                                 17,400 shares on 8/1/99 and 8/1/00

                          10,000      $.10       2,000 shares on 10/22/97, 10/22/98,
                                                 10/22/99, 10/22/00, and 10/22/01

Dennis Wodarz             115,960     $.10       23,190 shares on 8/1/96, 8/1/97, 8/1/98 and
                                                 8/1/99; 23,200 shares on 8/1/00

                          10,000      $.10       2,000 shares on 10/22/97, 10/22/98,
                                                 10/22/99, 10/22/00, and 10/22/01

Doug Hall                 86,970      $.10       17,390 shares on 8/1/96, 8/1/97 and 8/1/98;
                                                 17,400 shares on 8/1/99 and 8/1/00

                          10,000      $.10       2,000 shares on 10/22/97, 10/22/98,
                                                 10/22/99, 10/22/00, and 10/22/01

Newtek Ventures II, L.P.  65,768      $.10       10,962 on 9/1/96, 3/1/97, 9/1/97, 3/1/98,
                          ------                 9/1/98 and 10,958 on 3/1/99

Total Common Options:    453,638

-----------------
         (2) All of the options listed in this section are pursuant to the 1995 Equity Incentive Plan.

                               D. Common Warrants
                               ------------------

                               Shares              Price             Expiration
Name                           Under Warrant       Per Share         of Warrant
----                           -------------       ---------         ----------

Pickwick Group L.L.C.            229,500             $.80            9/15/05
Thomas Lescault                   76,500             $.80            10/25/05
Terrance Morris                   38,250             $.80            10/25/05
Douglas and Susan
  Greenwood                       76,500             $.80            10/25/05
Pickwick Group L.L.C.             38,250             $.80            10/25/05
Geoffrey Herter, M.D.             76,500             $.80            10/25/05
                                --------

Total Common Warrants            535,500

TOTAL COMMON OPTIONS AND WARRANTS: 989,138

                                  III. RESERVED

Type                             Number of Shares     For What Reserved
----                             ----------------     -----------------

Common                                603,178         1995 Equity Incentive Plan
Common                                535,500         Common Warrants
Common                              1,218,750         Series A Preferred Stock
                                    ---------

Total Common Reserved:              2,357,428

                                   IV. SUMMARY

Total Common Outstanding                             3,051,907
Total Preferred Outstanding                          1,218,750
         Total Outstanding                                             4,270,657

Total Warrants/Options Outstanding                     989,138

Total Common Outstanding - Fully Diluted(3)                            5,259,795


---------------
         (3) Assumes exercise of all outstanding warrants and options and conversion of all outstanding preferred.

Schedule to Exhibit 4(j) - Form of Amendment to Loan and Warrant Purchase Agreement and Term Note.

List of Purchasers:

         Thomas Lescault
         Terrance Morris
         Douglas and Susan Greenwood
         Pickwick Group LLC
         Geoffrey Herter